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                                                                     EXHIBIT 12
PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
SEC FILING - FORM 10-Q - 3RD QTR 1999
EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES

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
                                               For the Three Months Ended                  For the Nine Months Ended
                                          -----------------------------------          ----------------------------------
Ratio of earnings to Fixed Charges          1999                      1998               1999                      1998
----------------------------------        ---------                 ---------          --------                 ---------
Earnings
     Net income                                15.9                      15.7              40.8                      45.9
Adjustments:
     Income taxes                               9.9                       8.5              25.3                      27.8
     Fixed charges (as below)                  10.7                      11.0              32.0                      33.0
                                          ---------                 ---------          --------                 ---------
             Total adjusted earnings           36.5                      35.2              98.1                     106.7
                                          =========                 =========          ========                 =========


Fixed charges: (a)
     Net interest expense                      10.5                      10.6              31.1                      32.2
Adjustments:
     Interest component of rents                0.0                       0.0               0.0                       0.0
AFUDC debt                                      0.2                       0.4               0.9                       0.8
                                          ---------                 ---------          --------                 ---------
             Total fixed charges               10.7                      11.0              32.0                      33.0
                                          =========                 =========          ========                 =========

Ratio of earnings to fixed charges              3.4                       3.2               3.1                       3.2
                                          =========                 =========          ========                 =========
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